Exhibit 32.0

SECTION 1350 CERTIFICATION

Each of the undersigned hereby certifies in his capacity as an officer of California BanCorp (the “Company”) that this Annual Report of the Company on Form 10-K for the quarter ended December 31, 2025 fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: March 13, 2026	/s/ David I. Rainer
David I. Rainer
Chairman and Chief Executive Officer
(Principal Executive Officer)

Date: March 13, 2026	/s/ Thomas Dolan
Thomas Dolan
Chief Financial Officer
(Principal Financial Officer)